EXHIBIT 21


                 SUBSIDIARIES OF CAROLINA POWER & LIGHT COMPANY
                              AT DECEMBER 31, 1999


The following is a list of certain subsidiaries of Carolina Power & Light Company and their respective states of incorporation:

Interpath Communications, Inc.                                North Carolina
                                                              Virginia

North Carolina Natural Gas Corporation                        Delaware

         Cape Fear Energy Corporation (1)                     North Carolina
         NCNG Cardinal Pipeline Investment Corporation (1)    North Carolina
         NCNG Energy Corporation (1)                          North Carolina
         NCNG Pine Needle Investment Corporation (1)          North Carolina


Strategic Resource Solutions Corp.                            North Carolina

         ACT Controls, Inc. (2)                               North Carolina
         Applied Computer Technologies Corp. (2)              Delaware
         Spectrum Controls, Inc. (2)                          North Carolina
         SRS Engineering Corp. (2)                            North Carolina


(1) Subsidiary of North Carolina Natural Gas Corporation.
(2) Subsidiary of Strategic Resource Solutions Corp.